UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 9, 2012

BROADLEAF CAPITAL PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	2-916510	88-0490034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3887 Pacific Street, Las Vegas, NV	89121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (702) 650-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

ITEM 3.02 Unregistered Sales of Equity Securities

The Company previously issued to its three directors compensation in the form of shares in the amount of 1,750,000 shares per director or a total of 4,250,000 effective August 30, 2011. Since the Company was at the time registered as a “business development company” the issuance of shares to its directors was not allowed under the Investment Company Act of 1940 (the “40 Act”) and the Company was so advised by Staff of the SEC. With the consent of the three directors, the Company is cancelling the 4,250,000 shares on its books, and instead issuing promissory notes to the three directors as compensation for their prior years services through December 31, 2010 in the amount of $8,225.00 per director. In addition, the Company has notified the SEC that it is withdrawing its registration as a BDC since it has not used said registration for the past several years. On March 9, 2012, the Company filed via Edgar correspondence notice to the SEC of these actions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADLEAF CAPITAL PARTNERS, INC.

Dated: March 9, 2012	By:	/s/ J. Michael King
J. Michael King
President

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